EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-46894, 333-55256, 333-85832, 333-105422, 333-114279, 333-124387, 333-136505 and 333-145436) of STEC, Inc. of our report dated March 17, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Orange County, California

March 17, 2008